Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS THIRD QUARTER FINANCIAL RESULTS, UPDATES 2021 FINANCIAL GUIDANCE AND PROVIDES PRELIMINARY REVENUE GUIDANCE FOR 2022

SAN DIEGO, Calif., — November 10, 2021 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the third quarter ended September 30, 2021, together with other business updates. Highlights include:
•Revenue increased 133% to $204.8 million for the third quarter;
•Net income of $132.8 million for the third quarter, representing growth of 240% over the prior year;
•2021 revenue guidance increased to a range of $770.0 million to $780.0 million;
•Established initial 2022 revenue guidance range of $840.0 million to $880.0 million;
•Closed the previously announced divestiture of Protein Detection business segment to Thompson Street Capital Partners; and
•Published inaugural Environmental, Social and Governance Report.
"We continue to see very strong momentum across our end markets. We are, once again, increasing our 2021 guidance and establishing initial revenue guidance for 2022,” said Carl Hull, Chairman and CEO. “Our preliminary 2022 total revenue guidance represents growth of 11% and 14% at the midpoints, before and after adjusting for the divestiture of our Protein Detection Business. This overall increase in 2022 includes strong continued growth in our core Nucleic Acid Production and Biologics Safety Testing businesses, as well as a further increase of 5% to 10% over 2021 levels in COVID-19 related CleanCap® demand for vaccine programs.”
Hull added, “We are also pleased to have issued our first Environmental, Social and Governance Report and look forward to advancing how we integrate ESG priorities into our operating decisions.”
Revenue for the Third Quarter and Year to Date 2021

	Three Months Ended September 30,
	2021	2020	Year-over-Year % Change
Nucleic Acid Production	$182,901	$67,656	170.3%
Biologics Safety Testing	16,626	14,114	17.8%
Protein Detection	5,283	6,089	(13.2)%
Total Revenue	$204,810	$87,859	133.1%

	Nine Months Ended September 30,
	2021	2020	Year-over-Year % Change
Nucleic Acid Production	$499,354	$128,569	288.4%
Biologics Safety Testing	52,483	40,772	28.7%
Protein Detection	18,959	16,404	15.6%
Total Revenue	$570,796	$185,745	207.3%

Third Quarter Fiscal 2021 Financial Results
Revenue for the third quarter was $204.8 million, representing a 133% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $182.9 million for the third quarter, representing a 170% increase year-over-year. The increase in Nucleic Acid Production revenue was the result of continued strong demand for our proprietary CleanCap® analogs as COVID-19 vaccine manufacturers scaled production and increased demand for mRNA products as this technology becomes incorporated into more therapeutic and vaccine programs.
•Biologic Safety Testing revenue was $16.6 million for the third quarter, representing an 18% increase year-over-year. Due to the breadth of our global product offerings supporting cell and gene therapies, biosimilars and biologics development programs, there continues to be strong demand for our products.
•Protein Detection revenue was $5.3 million for the third quarter, representing a 13% decrease year-over-year. The decrease was primarily due to the sale of Vector Laboratories, Inc. (Vector), which was completed in early September.
Net income and Adjusted EBITDA (non-GAAP) were $132.8 million and $156.0 million, respectively, for the third quarter of 2021, compared to $39.0 million and $57.8 million for the third quarter of the prior year.
Nine Months Ended September 30, 2021 Financial Results
Revenue for the nine months ended September 30, 2021 was $570.8 million, representing a 207% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $499.4 million for the nine months ended September 30, 2021, representing a 288% increase year-over-year.
•Biologic Safety Testing revenue was $52.5 million for the nine months ended September 30, 2021, representing a 29% increase year-over-year.
•Protein Detection revenue was $19.0 million for the nine months ended September 30, 2021, representing a 16% increase year-over-year.
Net income and Adjusted EBITDA (non-GAAP) were $343.0 million and $422.7 million, respectively, for the nine months ended September 30, 2021, compared to $64.3 million and $104.8 million for the same period last year.
Environmental, Social and Governance Report
The Company has published its inaugural Environmental, Social and Governance (ESG) Report, which highlights the Company’s commitment to a sustainable and equitable impact for its various stakeholders.
The ESG report highlights global efforts in four key areas: Environment, Human Capital, Business Model and Innovation and Community Relations. The full report is available on the Investor Relations section of the Maravai website at: https://investors.maravai.com/esg.

Updated Financial Guidance for 2021
Our updated financial guidance for the full year 2021 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. Guidance does include revenue contribution from our Protein Detection business from January 2021 through the closing of the sale to Thompson Street Capital Partners, which occurred in the third quarter of 2021.
Total revenue for 2021 is projected to be in the range of $770.0 million to $780.0 million, reflecting overall growth of 171% to 175%.
Adjusted EBITDA (non-GAAP) is expected to be in the range of $570.0 million to $575.0 million.
Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $1.48 - $1.52 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to Class A shares. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the midpoint of an assumed statutory tax rate range of 23% to 24%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2021 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2021 interest expense is expected to be in the range of $34.0 million to $35.0 million, 2021 depreciation and amortization is expected to be in the range of $28.0 million to $29.0 million, and 2021 equity-based compensation is expected to be in the range of $11.0 million to $12.0 million.
Preliminary Revenue Guidance for 2022
Maravai is providing preliminary revenue guidance for 2022. This guidance for the full year 2022 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified.
Total revenue for 2022 is projected to be in the range of $840.0 million to $880.0 million, reflecting overall growth at the midpoints of 11% and 14% before and after adjusting for the divestiture of our Protein Detection Business, respectively.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share and per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$204,810	$87,859	$570,796	$185,745
Operating expenses
Cost of revenue	32,047	19,760	99,928	56,254
Research and development	1,950	1,868	6,046	7,212
Selling, general and administrative	25,189	20,510	72,511	52,624
Gain on sale of business	(11,249)	—	(11,249)	—
Gain on sale and leaseback transaction	—	—	—	(19,002)
Total operating expenses	47,937	42,138	167,236	97,088
Income from operations	156,873	45,721	403,560	88,657
Other income (expense)
Interest expense	(8,545)	(7,089)	(25,827)	(21,934)
Change in payable to related parties pursuant to the Tax Receivable Agreement	3,246	—	9,132	—
Other income	78	32	78	132
Income before income taxes	151,652	38,664	386,943	66,855
Income tax expense (benefit)	18,842	(359)	43,937	2,511
Net income	132,810	39,023	343,006	64,344
Net income attributable to noncontrolling interests	78,536	73	216,410	582
Net income attributable to Maravai LifeSciences Holdings, Inc.	$54,274	$38,950	$126,596	$63,762

Net income per share/unit attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.46	$0.12	$1.16	$0.21
Diluted	$0.45	$0.12	$1.14	$0.21

Weighted average number of shares/units outstanding:
Basic	118,433	253,917	109,174	253,917
Diluted	258,028	253,917	257,799	253,917

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net Income to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$132,810	$39,023	$343,006	$64,344
Add:
Amortization	4,604	5,040	14,685	15,156
Depreciation	2,472	1,631	6,623	4,756
Interest Expense	8,545	7,089	25,827	21,934
Income tax expense (benefit)	18,842	(359)	43,937	2,511
EBITDA	167,273	52,424	434,078	108,701
Acquisition integration costs (1)	21	(14)	(777)	3,588
Amortization of lease facility financing obligation (2)	(1,031)	—	(2,080)	—
Acquired in-process research and development costs (3)	—	—	—	2,881
Equity-based compensation (4)	3,567	1,849	8,228	2,933
GTCR management fee (5)	—	126	—	555
Gain on sale of business (6)	(11,249)	—	(11,249)	—
Gain on sale and leaseback transaction (7)	—	—	—	(19,002)
Merger and acquisition related expenses (income) (8)	(366)	124	1,550	218
Financing costs (9)	1,034	3,266	2,038	4,966
Tax receivable agreement liability adjustment (10)	(3,246)	—	(9,132)	—
Adjusted EBITDA	$156,003	$57,775	$422,656	$104,840

Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to Maravai LifeSciences Holdings, Inc.	$54,274	*	$126,596	*
Net income impact from pro forma conversion of Class B shares to Class A common shares	78,536	*	216,410	*
Adjustment to the provision for income tax (11)	(17,748)	*	(50,393)	*
Tax-effected net income	115,062	*	292,613	*
Acquisition integration costs (1)	21	*	(777)	*
Amortization of lease facility financing obligation (2)	(1,031)	*	(2,080)	*
Equity-based compensation (4)	3,567	*	8,228	*
Gain on sale of business (6)	(11,249)	*	(11,249)	*
Merger and acquisition related expenses (8)	(366)	*	1,550	*
Financing costs (9)	1,034	*	2,038	*
Tax receivable agreement liability adjustment (10)	(3,246)	*	(9,132)	*
Deferred tax expense related to historical exchanges (12)	844	*	5,424	*
Deferred tax expense related to assets held for sale (13)	2,610	*	(212)	*
Tax impact of adjustments (14)	(64)	*	307	*
Foreign-derived intangible income cash tax benefit (15)	3,779	*	3,779	*
Net cash tax benefit retained from historical exchanges (16)	1,566	*	3,821	*
Adjusted net income	$112,527	*	$294,310	*

Diluted weighted average shares of Class A common stock outstanding	258,028	*	257,800	*

Adjusted net income	$112,527	*	$294,310	*
Adjusted fully diluted EPS	$0.44	*	$1.14	*

____________________
Explanatory Notes to Reconciliations
(*) Information not presented for Pre-IPO period.
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions.
(2)Refers to cash rent paid for our Wateridge San Diego, CA facility, which is recorded as a reduction to the financing lease obligation.
(3)Refers to in-process research and development charge associated with the acquisition of MockV Solutions, Inc.
(4)Refers to non-cash expense associated with equity-based compensation.
(5)Refers to cash fees paid to GTCR, LLC (“GTCR”), pursuant to the advisory services agreement that was terminated in connection with our IPO.
(6)Refers to the gain on the sale of Vector, which was completed in September 2021.
(7)Refers to the gain on the sale of our Burlingame, California facility, which was leased back to the Company in 2020.
(8)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were not consummated. This also includes $0.9 million of deferred gain associated with our sale leaseback arrangement for our Burlingame, California facility, which was accelerated as part of our divestiture of the Protein Detection segment in September 2021.
(9)Refers to transaction costs related to our IPO and the refinancing of our long-term debt that are not capitalizable or cannot be offset against proceeds from such transactions.
(10)Refers to the loss (gain) related to the adjustment of our tax receivable agreement liability primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate.

(11)Represents additional corporate income taxes at an assumed effective tax rate of 23.65% applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock.
(12)Refers to deferred tax expense (benefit) related to the adjustment of our deferred tax asset primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate, as well as increases in Maravai LifeSciences Holdings, Inc.’s ownership in Maravai Topco Holdings, LLC.
(13)Refers to deferred tax expense (benefit) in connection with the sale of Vector, which was completed in September 2021.
(14)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at an assumed effective tax rate of 23.65%.
(15)Represents tax benefits from additional tax deductions at Maravai LifeSciences Holdings, Inc. related to its share of foreign-derived intangible income from Maravai Topco Holdings, LLC.
(16)Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the tax receivable agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA, and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) incremental costs incurred to execute and integrate completed acquisitions; (ii) amortization of lease facility financing obligations; (iii) charges for in-process research and development associated with completed acquisitions; (iv) non-cash expenses related to share-based compensation; (v) gain on sale of business; (vi) gain on sale and leaseback transaction; (vii) expenses incurred for acquisitions that were not consummated (including legal, accounting and professional consulting services); (viii) transaction costs incurred for the initial public offering and debt refinancing; (ix) GTCR management fees; and (x) loss (income) recognized during the applicable period due to changes in the tax receivable agreement liability. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that is not prepared in accordance with GAAP and that does not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss its financial results for the third quarter of fiscal year 2021. Approximately 10 minutes before the call, dial (833) 693-0536 or (661) 407-1576 and enter the conference ID number 9136747. For 72 hours following the call, an audio replay can be accessed by dialing (855) 859-2056 or (404) 537-3406 and using the conference number above. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologic safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2021, our preliminary guidance for 2022, the strength of our business momentum and expectations for continued robust growth in our Nucleic Acid Production business, the effects of the sale of our Protein Detection business, the increases in capacity and operational expansion expected to result from new and additional facilities, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.

•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, as well as other documents on file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Media Contact: Sara Michelmore
MacDougall
+1 781-235-3060
maravai@macbiocom.com

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com